Exhibit 3.3

                              ARTICLES OF AMENDMENT
                                 CONTAINING THE
                   STATEMENT OF RIGHTS AND PREFERENCES OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                              TERA COMPUTER COMPANY


     These Articles of Amendment containing the Statement of Rights and Preferences of the Series B Convertible Preferred Stock of TERA COMPUTER COMPANY, a Washington corporation (the "Corporation"), are herein executed by the Corporation, pursuant to the provisions of RCW 23B.06.020, as follows:

     1. The name of the Corporation is TERA COMPUTER COMPANY.

     2. A copy of the resolution of the Board of Directors of the Corporation amending the Restated Articles of Incorporation of the Corporation to establish and designate the rights and preferences of the Series B Convertible Preferred Stock of the Corporation is attached hereto as Attachment A and is incorporated herein by this reference.

     3. The date of the adoption of the amending resolution by the Board of Directors was March 20, 1997.

     4. The amending resolution was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of RCW 23B.06.020 and Shareholder action was not required.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment in duplicate and in an official and authorized capacity under penalty of perjury this 24th day of March 1997.

                                       TERA COMPUTER COMPANY


                                       By  /s/ JAMES E. ROTTSOLK
                                               Its President

                                  Attachment A
                                  ------------

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation, there shall be established a series of the Corporation's preferred stock consisting of 3,000 shares, $.01 par value, to be designated as the "Series B Convertible Preferred Stock" (the "Series B Convertible Preferred Stock"), and that the relative rights and preferences of the shares of the Series B Convertible Preferred Stock shall be as set forth in the Statement of Rights and Preferences of the Series B Convertible Preferred Stock attached hereto as Exhibit A.

                                    EXHIBIT A

                              TERA COMPUTER COMPANY


                                  3,000 Shares
              Series B Convertible Preferred Stock, $.01 Par Value

                          Stated Value $1,000 Per Share

                       Statement of Rights and Preferences


     Series B Convertible Preferred Stock. The rights, preferences, privileges, and limitations granted to and imposed on the Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock"), which series shall consist of 3,000 shares, are as set forth below. The following rights, preferences, privileges, and limitations are subject to the designation, description, and terms of one or more subsequent series of Preferred Stock by the Board of Directors of Tera Computer Company (the "Corporation") pursuant to authority granted by the Restated Articles of Incorporation. To the extent that the rights, preferences, privileges, and limitations of any such subsequent series conflict or are inconsistent with any of the rights, preferences, privileges, and limitations of the Series B Convertible Preferred Stock, the designation and description of terms of the subsequent series which is the latest so designated shall control and prevail over the rights, preferences, privileges, and limitations of the Series B Convertible Preferred Stock.

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Convertible Preferred Stock," and the number of shares constituting the Series B Convertible Preferred Stock shall be 3,000, and shall not be subject to increase.

     Section 2. Dividends and Distributions.

          (a) The holders of outstanding shares of Series B Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $50.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance and shall be payable quarterly on January 1, April 1, July 1, and October 1 of each year, commencing July 1, 1997 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series B Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 2(b) hereof, shares of Common Stock of the Corporation or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series B Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series B Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series B Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

     If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series B Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

     Any references to "distribution" contained in this Section 2 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

          (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series B Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, by the third trading day after such dividend payment date to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series B Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if certificates representing shares of Common Stock are issued and dispatched to holders of Series B Convertible Preferred Stock subsequent to the fifth trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the Market Price of the Common Stock for the Measurement Period applicable to such dividend payment date times (y) the fraction of a share of Common Stock which would otherwise be issuable by the Corporation. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series B Convertible Preferred Stock if:

               (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

               (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

               (iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed, or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

               (iv) the Computed Price (determined without regard to the proviso to the definition thereof) is less than the par value of one share of Common Stock;

               (v) the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market;

               (vi) the issuance of shares of Common Stock in payment of dividends on Series B Convertible Preferred Stock held by any Restricted Person (as defined in Section 7(a) hereof) would result in any Restricted Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 7(a) hereof;

               (vii) an Optional Redemption Event (as defined herein) shall have occurred and any holder shall be entitled to exercise optional redemption rights under Section 8 hereof by reason of such Optional Redemption Event.

     Shares of Common Stock issued in payment of dividends on Series B Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

     "Computed Price" of one share of Common Stock on any date means the product obtained by multiplying (1) the Conversion Percentage (as defined in Section 7(b)) applicable on such date times (2) the arithmetic average of the per share Market Price (as defined in Section 7(b)) of the Common Stock for the Measurement Period with respect to the applicable dividend payment date; provided, however, that, notwithstanding the foregoing, in no event shall the Computed Price be less than $.01 per share or greater than $6.15 per share (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Statement of Rights and Preferences with the Secretary of State of the State of Washington).

          (c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series B Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series B Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series B Convertible Preferred Stock equal to the greater of (i) the sum of (a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock, plus (3) an amount equal to the accrued and unpaid interest on dividends in arrears (determined as provided in Section 2) through the date of purchase pursuant to this Section 2(c) plus (b) an amount equal to the product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times (y) the quotient (expressed as a percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the date of purchase pursuant to this Section 2(c) by (B) the Conversion Percentage in effect on the date of purchase pursuant to this Section 2(c), or (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to this Section 2(c), be issuable on conversion in accordance with Section 7(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the date of purchase pursuant to this Section 2(c) (determined without regard to any limitation on conversion contained in Section 7(a)) times (y) the arithmetic average of the Market Price (as defined in Section 7(b)) of the Common Stock for the Measurement Period with respect to the date of purchase pursuant to this
Section 2(c).

          (d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any tender offer or exchange offer (a "Tender Offer") for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series B Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series B Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series B Convertible Preferred Stock equal to the greater of (i) the sum of (a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears (determined as provided in Section 2) through the date of purchase pursuant to this Section 2(d) plus (b) an amount equal to the product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times
(y) the quotient (expressed as a percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the date of purchase pursuant to this Section 2(d) by (B) the Conversion Percentage in effect on the date of purchase pursuant to this Section 2(d), or (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to this Section 2(d), be issuable on conversion in accordance with Section 7(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the date of purchase pursuant to this Section 2(d) (determined without regard to any limitation on conversion contained in Section 7(a)) times (y) the price per share of Common Stock offered in such Tender Offer. This provision shall not apply to any tender offer, exchange offer or redemption of any of the Corporation's outstanding redeemable common stock purchase warrants.

     Section 3. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears (computed in accordance with Section 2(a)) to the date of distribution, and (iii) $1,000.00 (collectively, "the Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series B Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

     Section 4. Mandatory Redemption.

          (a) Mandatory Redemption Based on Maximum Share Amount.

               (1) If rules of the Nasdaq SmallCap Market ("Nasdaq") relating to stockholder approval of certain matters which rules, at the date of filing the Articles of Amendment of which this Statement of Rights and Preferences forms a part, are proposed to be adopted by the Nasdaq, are adopted by the Nasdaq and are applicable to conversion of shares of Series B Convertible Preferred Stock so as to limit the number of shares of Common Stock which the Corporation may issue upon conversion of shares of Series B Convertible Preferred Stock and payment of dividends on shares of Series B Convertible Preferred Stock, then the provisions of this Section 4 shall be applicable. In such event, notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq, the Corporation shall not be required to issue upon conversion of shares of Series B Convertible Preferred Stock pursuant to Section 7 more than 1,395,497 shares of Common Stock, or such greater number as permitted by the rules of the Nasdaq (such amount to be subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of filing this Statement of Rights and Preferences with the Secretary of State of the State of Washington), of Common Stock (the "Maximum Share Amount"), less the aggregate number of shares of Common Stock issued by the Corporation pursuant to Section 2 as dividends on the Series B Convertible Preferred Stock. The Maximum Share Amount shall be allocated among the shares of Series B Convertible Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series B Convertible Preferred Stock provided in Section
1. Each certificate for shares of Series B Convertible Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series B Convertible Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Common Stock issued by the Corporation pursuant to Section 2 as dividends on the shares of Series B Convertible Preferred Stock represented by each certificate, which records shall be controlling in the absence of manifest error. Upon surrender of any certificate for shares of Series B Convertible Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 7(a) of less than all of the shares of Series B Convertible Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series B Convertible Preferred Stock evidenced by such new certificate (including, without limitation, by taking into account the number of shares of Common Stock issued by the Corporation pursuant to Section 2 as a dividend on the shares of Series B Convertible Preferred Stock represented by the certificate so surrendered and not previously reflected on the certificate so surrendered, as shown on the records maintained by the Corporation). If any certificate for shares of Series B Convertible Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series B Convertible Preferred Stock equal to the number of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series B Convertible Preferred Stock represented by a single certificate are converted in full pursuant to Section 7, all of the portion of the Maximum Share Amount allocated to such shares of Series B Convertible Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series B Convertible Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series B Convertible Preferred Stock so converted, and if there shall be no other shares of Series B Convertible Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series B Convertible Preferred Stock outstanding on such date.

               (2) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder may at any time after the occurrence give notice to the Corporation, in either case, if on any ten trading days within any period of 20 consecutive trading days the Corporation would not have been required to convert shares of Series B Convertible Preferred Stock of such holder in accordance with Section 7(a) as a consequence of the limitations set forth in Section 4(a)(1) had all outstanding shares of Series B Convertible Preferred Stock held by such holder been converted into Common Stock on each such day, determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 7(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten business days after such Inconvertibility Notice is given or was required to be given, the holder receiving or giving, as the case may be, the Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by the holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series B Convertible Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series B Convertible Preferred Stock if all of such shares are so inconvertible) as shall not, on the business day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 4(a)(1) (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 7(a)), within ten business days after such holder so directs the Corporation, at a price per share equal to the Share Limitation Redemption Price (as defined herein), unless prior to the date the Corporation is required to redeem such shares of Series B Convertible Preferred Stock the Corporation delivers a written notice to the holder otherwise so entitled to redemption of such shares of Series B Convertible Preferred Stock stating that the Corporation has elected to seek the Stockholder Approval (a "Stockholder Approval Notice"). If a holder directs the Corporation to redeem outstanding shares of Series B Convertible Preferred Stock and, prior to the date the Corporation is required to redeem such shares of Series B Convertible Preferred Stock, the Corporation would have been able, within the limitations set forth in Section 4(a)(1), to convert all of such holder's outstanding shares of Series B Convertible Preferred Stock (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 7(a)) on any ten trading days within any period of 20 consecutive trading days commencing after the period of 20 consecutive trading days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series B Convertible Preferred Stock, as the case may be, had all of such holder's outstanding shares of Series B Convertible Preferred Stock been surrendered for conversion into Common Stock on each of such ten trading days within such 20 trading day period, then the Corporation shall not be required to redeem any shares of Series B Convertible Preferred Stock by reason of such Inconvertibility Notice.

               (3) If the Corporation shall have given a Stockholder Approval Notice, then the Corporation thereafter shall use its best efforts to convene a meeting of the stockholders of the Corporation or to seek written consents in lieu thereof to obtain the Stockholder Approval. If (x) the Stockholder Approval is sought but is not obtained at such meeting or any adjournment thereof (or through solicitation of written consents), (y) the Corporation abandons its efforts to obtain the Stockholder Approval or (z) the Stockholder Approval is not obtained within 60 days after the earliest Inconvertibility Notice in respect of which shares of Series B Convertible Preferred Stock have not been redeemed by reason of the Corporation's decision to seek the Stockholder Approval, then in each such case the Corporation shall thereafter promptly (but in no event more than 10 days thereafter) redeem such portion (which may be all, if all shares of Series B Convertible Preferred Stock are not convertible by reason of the limitations in Section 4(a)(1)) of the outstanding shares of Series B Convertible Preferred Stock as shall not, on the business day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations as set forth in Section 4(a)(1), on and subject to the terms and conditions of this Section 4(a).

               (4) Notwithstanding the giving of any notice by the Corporation to the holders of Series B Convertible Preferred Stock pursuant to Section 4(a)(1) or the giving or the absence of any notice by the holders of the Series B Convertible Preferred Stock in response thereto or any redemption of shares of Series B Convertible Preferred Stock pursuant to Section 4(a)(2), thereafter the provisions of Section 4(a)(2) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq.

               (5) As used herein, the term "Share Limitation Redemption Date" means each date on which the Corporation is required to redeem shares of Series B Convertible Preferred Stock as provided in this Section 4(a). On each Share Limitation Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to such holder of shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to such Share Limitation Redemption Date. If the Corporation is required to redeem all or any portion of a holder's outstanding shares of Series B Convertible Preferred Stock pursuant to this
Section 4(a), the Corporation shall make payment to such holder of the shares of Series B Convertible Preferred Stock to be redeemed in respect of each share of Series B Convertible Preferred Stock to be redeemed of an amount equal, for each share to be so redeemed, to the product obtained by multiplying (x) the number of shares of Common Stock which would be issuable upon conversion in accordance with Section 7(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the applicable Share Limitation Redemption Notice Date (determined without regard to any limitation on conversion contained in Section 7(a)) times (y) the arithmetic average of the Market Price (as defined in Section 7(b)) of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of redemption is given (the "Share Limitation Redemption Price"). Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Convertible Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed.

               (6) As used in this Section 4(a), "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the outstanding Common Stock of the Corporation for less than the greater of the book or market value of such Common Stock on conversion of the Series B Convertible Preferred Stock, as and to the extent required under the rules of the Nasdaq as in effect from time to time.

          (b) No Other Mandatory Redemption. The shares of Series B Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided herein.

     Section 5. No Sinking Fund. The shares of Series B Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

     Section 6. Optional Redemption. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series B Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement (as defined herein) and the provisions of this Statement of Rights and Preferences), the Corporation shall have the right, exercisable on not less than 20 days or more than 30 days written notice to the holders of record of the shares of Series B Convertible Preferred Stock to be redeemed, at any time on or after the Issuance Date (as defined herein) to redeem all, and from time to time to redeem any part of not less than 200 shares (or such lesser number of shares of Series B Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right), of Series B Convertible Preferred Stock in accordance with this Section 6. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series B Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series B Convertible Preferred Stock of any other holder. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series B Convertible Preferred Stock pursuant to this Section 6, (2) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed, (3) the formula for determining the Redemption Price per share of Series B Convertible Preferred Stock, determined in accordance herewith and (4) the date of redemption of such shares of Series B Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date and after receipt by the Corporation of certificates for shares of Series B Preferred Stock to be redeemed pursuant to this Section 6, the Corporation shall make payment of the applicable Redemption Price to each holder of shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series B Convertible Preferred Stock the Corporation shall make payment to the holders of the shares of Series B Convertible Preferred Stock to be redeemed in respect of each share of Series B Convertible Preferred Stock to be redeemed of an amount equal to the Redemption Price. Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to the holder of record of the surrendered certificate (or such holder's assignee) a replacement certificate for the shares of

Series B Convertible Preferred Stock which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series B Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series B Convertible Preferred Stock. No share of Series B Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 7 or the optional repurchase right pursuant to Section 8 may be redeemed by the Corporation pursuant to this Section 6 on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Notice of Redemption shall have been given prior to the date of exercise of such conversion right or optional redemption right, as the case may be.

     As used herein, "Redemption Price" means the greater of (i) the sum of (a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears (determined as provided in Section 2) through the Redemption Date plus (b) an amount equal to the product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times (y) the quotient (expressed as a percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the Redemption Date by (B) the Conversion Percentage in effect on the Redemption Date, or (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to this Section 6, be issuable on conversion in accordance with Section 7(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the Redemption Date (determined without regard to any limitation on conversion contained in Section 7(a)) times (y) the arithmetic average of the Market Price (as defined in Section 7(b)) of the Common Stock for the five consecutive trading days ending one trading day prior to the Redemption Date.

     Section 7. Conversion.

          (a) Conversion at Option of Holder. The holders of the Series B Convertible Preferred Stock may convert any or all of their shares of Series B Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, that no such conversion shall be for less than 50 shares of Series B Convertible Preferred Stock unless the holder so converting holds less than 50 shares of Series B Convertible Preferred Stock and is converting all of such shares held by such holder. Commencing on the earlier of (1) the date which is 90 days after the Issuance Date and (2) the Registration Effective Date, and at any time thereafter, each share of Series B Convertible Preferred Stock may be converted at the office of the Conversion Agent for the Series B Convertible Preferred Stock which was appointed prior to issuance of the shares of Series B Convertible Preferred Stock or at such other additional office or offices, if any, as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the applicable Conversion Date on the share of Series B Convertible Preferred Stock being converted, and (iii) accrued but unpaid interest on the dividends on the share of Series B Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 2 by (y) the lower of (a) the product of (I) the Conversion Percentage with respect to the applicable conversion date times (II) the arithmetic average of the Market Price of the Common Stock for the Measurement Period with respect to the applicable Conversion Date or (b) $6.15 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Statement of Rights and Preferences with the Secretary of State of the State of Washington), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided, however, that in no event shall any holder of shares of Series B Convertible Preferred Stock be entitled to convert any shares of Series B Convertible Preferred Stock in excess of that number of shares of Series B Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and any person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder (each a "Restricted Person" and collectively, the "Restricted Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series B Convertible Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series B Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Restricted Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence.

          (b) Certain Definitions.

     As used herein "Computation Date" means

               (1) if the Corporation shall not have filed the Registration Statement with the SEC within 30 days after the Issuance Date, the date which is 60 days after the Issuance Date (if the Corporation shall not have so filed the Registration Statement prior to such 60th day);

               (2) each date which is 30 days after the Computation Date specified in the preceding clause (1), if the Corporation shall not have filed the Registration Statement with the SEC prior to such 30th day;

               (3) if the Corporation shall not have filed the Registration Statement with the SEC within 30 days after the Issuance Date, the date on which the Corporation shall have so filed the Registration Statement;

               (4) the date which is 91 days after the Issuance Date, unless the Registration Statement theretofore has been declared effective by the SEC;

               (5) each date which is 30 days after a Computation Date, if the Registration Statement has not been declared effective by the SEC prior to such 30th day,

               (6) if the Registration Statement has not been declared effective by the SEC within 90 days after the Issuance Date, the date on which the Registration Statement is declared effective by the SEC,

               (7) if the Corporation shall have failed to request acceleration of the Registration Statement as and when required by Section 3(a) of the Registration Rights Agreement, the date which is 30 days after the date the Corporation was so required to request acceleration (if the Corporation shall not have so requested acceleration prior to such 30th day);

               (8) each date which is 30 days after the Computation Date referred to in the preceding clause (7), if the Corporation shall have failed to so request acceleration of the Registration Statement prior to such 30th day;

               (9) if the Corporation shall have failed to request acceleration of the Registration Statement as and when required by Section 3(a) of the Registration Rights Agreement, the date on which the Corporation shall have so requested acceleration of the Registration Statement;

               (10) the date on which the Registration Statement has ceased for 30 days (whether or not consecutive) to be available, for use by any holder of shares of Series B Convertible Preferred Stock which is named therein as a selling stockholder with the SEC, if, at any time during which the Registration Statement is required by the Registration Rights Agreements to remain available for such use, the Registration Statement ceases to be so available for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission therein or the information contained in the Registration Statement having become outdated) and shall remain so unavailable on such 30th day and each date which is the 30th day (whether or not consecutive) after such 30th day on which the Registration Statement shall have remained so unavailable, excluding any Excluded Period as defined in the Registration Rights Agreement;

               (11) the date on which the Registration Statement becomes available for use by holders of shares of Series B Convertible Preferred Stock, if the Registration Statement shall have become unavailable for such use as described in the preceding clause (10) of this paragraph;

               (12) the date which is 30 days after the date on which any holder of shares of Series B Convertible Preferred Stock shall have become unable to convert shares of Series B Convertible Preferred Stock in accordance with
Section 7(a) for any reason (other than by reason of the 4.9% limitation set forth in Section 7(a)), including, without limitation, any period during which the Corporation is seeking Stockholder Approval pursuant to Section 4(a), if any holder of shares of Series B Convertible Preferred Stock shall remain unable so to convert shares of Series B Convertible Preferred Stock on such 30th day and each date which is 30 days after such 30th day if holders remain unable to so convert;

               (13) the date on which holders of shares of Series B Convertible Preferred Stock become able to convert shares of Series B Convertible Preferred Stock in accordance with Section 7(a) for any reason (other than by reason of the 4.9% limitation set forth in Section 7(a)), including, without limitation, any period during which the Corporation is seeking Stockholder Approval pursuant to Section 4(a), if any holder of shares of Series B Convertible Preferred Stock shall have become so unable to convert such shares; and

               (14) the date which is 32 days after the date on which any holder of shares of Series B Convertible Preferred Stock is first not permitted to sell shares of Common Stock pursuant to Section 4(f) of the Registration Rights Agreement, if any holder of shares of Series B Convertible Preferred Stock shall remain unable so to sell shares of Common Stock on such 32nd day and each date which is 30 days after such 32nd day if holders remain unable to so sell;

provided, however, that if more than one event which could give rise to a Computation Date during any period shall have occurred, only one of such events shall be deemed to result in a Computation Date so that the adjustments provided herein by reason of the occurrence of a Computation Date shall be made only once in respect of any period of time and then in the maximum amount based on all such Computation Dates.

     As used herein, the "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

     As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion at the option of the holder pursuant to Section 7(a).

     As used herein, "Conversion Percentage" shall mean with respect to a Conversion Date or a dividend payment date during the following periods the following percentages:

               (i) prior to 180 days following the Issuance Date, 80%;

               (ii) on each date during the period from and after the date which is 180 days following the Issuance Date, to and including the date which is 270 days following the Issuance Date:

                    (A) 80%, if the Minimum Average Trading Volume applicable to such date has been met; and

                    (B) 77.5%, if the Minimum Average Trading Volume applicable to such date has not been met; and

               (iii) after the date which is 270 days after the Issuance Date:

                    (A) 77.5%, if the Minimum Average Trading Volume applicable to such date has been met; and

                    (B) 75%, if the Minimum Average Trading Volume applicable to such date has not been met;

and provided, however, that notwithstanding any other provision hereof (1) if
(u) the Corporation shall fail to file the Registration Statement with the SEC within 30 days after the Issuance Date, (v) the Registration Statement is not ordered effective by the SEC on or before 90 days after the Issuance Date, (w) the Corporation shall fail to request acceleration of the Registration Statement as and when required by Section 3(a) of the Registration Rights Agreement, (x) the Registration Statement shall cease to be available for use by any holder of shares of Series B Convertible Preferred Stock which is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated) as contemplated by clauses (7) and (8) of the definition of Computation Date, (y) a holder of shares of Series B Convertible Preferred Stock having become unable to convert any shares of Series B Convertible Preferred Stock in accordance with Section 7(a) (other than by reason of the 4.9% limitation set forth in Section 7(a)), as contemplated by clauses (12) and (13) of the definition of Computation Date, or (z) a holder of shares of Common Stock issued on conversion of Series B Convertible Preferred Stock shall be unable to sell such shares of Common Stock for more than 32 days pursuant to Section 4(f) of the Registration Rights Agreement, then in each such case the applicable percentage stated above in this paragraph shall be reduced by three percentage points on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Computation Date) and
(2) the Conversion Percentage applicable to a particular conversion shall be subject to reduction as provided in Section 7(c)(6).

     As used herein, "Issuance Date" means the first date of original issuance of any shares of Series B Convertible Preferred Stock.

     As used herein, the "Market Price" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange or other market on which such security is listed for trading, as reported by such exchange or other market; provided, however, that if during any Measurement Period:

               (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

               (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period which is prior to the end of such 45-day period, then the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

               (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price for each day in such Measurement Period prior to the day upon which such combination becomes effective shall be proportionately increased;

               (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause
     (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for any day in such Measurement Period prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction of which the numerator shall be the Market Price (determined without regard to this proviso) on such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator shall be the Market Price (determined without regard to this proviso); provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause
     (iv) of this proviso) on any
     such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series B Convertible Preferred Stock shall have the right to receive in payment of dividends on the shares of Series B Convertible Preferred Stock or upon conversion of the shares of Series B Convertible Preferred Stock, as the case may be, the amount of Securities the holders of shares of Series B Convertible Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on the shares of Series B Convertible Preferred Stock, or had the holders of shares of Series B Convertible Preferred Stock converted the shares of Series B Convertible Preferred Stock, in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

     For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

               (v) The Corporation or any subsidiary of the Corporation shall
     (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause
     (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock made within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any tender offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause
     (vi) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) on any day in such Measurement Period prior to the earlier of (1) the record date with respect to such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) on such day; provided, however, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series B Convertible Preferred Stock shall have the right to receive in payment of dividends on shares of Series B Convertible Preferred Stock or upon conversion of shares of Series B Convertible Preferred Stock, as the case may be, the amount of cash the holders of shares of Series B Convertible Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on shares of Series B Convertible Preferred Stock, or had the holders of shares of Series B Convertible Preferred Stock converted shares of Series B Convertible Preferred Stock, in either such case, immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

               (vi) A tender offer made by the Corporation or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made,
     (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock made within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, and (3) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause
     (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) on any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such tender offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day and the Market Price (determined without regard to this proviso) of the Common Stock on the trading day next succeeding the Expiration Time. If the application of this clause (vi) to any tender offer would result in an increase in the Market Price (determined without regard to this proviso) for any day, no adjustment shall be made for such tender offer under this clause (vi) for such day;

provided further, however, that if on any date there shall be no reported closing bid price of such security, the "Market Price" on such date shall be the closing bid of such security on the date next preceding such date on which a closing bid price for such security has been so reported; provided further, however, that if on any date there shall be no reported closing bid price of such security and at the time the closing bid price for such date is being determined there shall be a closing bid price so reported for the date next subsequent to such date on which a closing bid price shall have been so reported, then the Market Price on such date for which there shall have been no reported closing bid price shall be the lower of (x) the Market Price as determined pursuant to the second proviso to this definition and (y) the closing bid price as so reported for such succeeding day for which a closing bid price as so reported is known.

     As used herein, "Measurement Period" means, with respect to any date, the period of five (5) consecutive trading days ending one trading day prior to such date.

     As used herein, "Minimum Average Trading Volume" applicable to any date shall mean an average daily trading volume of 75,000 shares of Common Stock for the 20 consecutive trading days ending on the trading day immediately preceding such date, as reported by Nasdaq or such other market or exchange as shall be the principal market or exchange on which the Common Stock is traded.

     As used herein, "Registration Effective Date" shall mean, with respect to any share of Series B Convertible Preferred Stock, the date on which the Registration Statement is first ordered effective by the SEC.

     As used herein, "Registration Rights Agreements" means the several Registration Rights Agreements entered into between the Corporation and the original holders of the shares of Series B Convertible Preferred Stock, as amended or modified from time to time in accordance with their terms.

     As used herein, "Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to
Section 2(a) of the Registration Rights Agreements.

     As used herein, "SEC" shall mean the United States Securities and Exchange Commission.

          (c) Other Provisions.

               (1) Notwithstanding anything in this Section 7(c) to the contrary, no change in the Conversion Amount pursuant to Section 7(c) shall actually be made until the cumulative effect of the adjustments called for by this Section 7(c) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 7(c) and not previously made. Notwithstanding anything in this Section 7(c), no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series B Convertible Preferred Stock are at the time convertible.

               (2) The holders of shares of Series B Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series B Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series B Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series B Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series B Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series B Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series B Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series B Convertible Preferred Stock.

               (3) The right of the holders of Series B Convertible Preferred Stock to convert their shares shall be exercised by delivering (which may be done by telephone line facsimile transmission) to the Conversion Agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series B Convertible Preferred Stock to be converted in the form specified in the Subscription Agreements (the "Conversion Notice"). If a holder of Series B Convertible Preferred Stock elects to convert any shares of Series B Convertible Preferred Stock in accordance with Section 7(a), such holder shall not be required to physically surrender the certificate(s) representing such shares of Series B Convertible Preferred Stock to the Corporation unless all of the shares of Series B Convertible Preferred Stock represented thereby are so converted. Each holder of shares of Series B Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series B Convertible Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series B Convertible Preferred Stock may not transfer the certificate(s) representing such shares of Series B Convertible Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series B Convertible Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series B Convertible Preferred Stock (upon payment by such holder of shares of Series B Convertible Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series B Convertible Preferred Stock represented by such certificate(s). Each holder of shares of Series B Convertible Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph and Section 6, following conversion of any shares of Series B Convertible Preferred Stock represented by such certificate, the number of shares of Series B Convertible Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate and the number of shares of Common Stock from the Maximum Share Amount allocated to the shares of Series B Convertible Preferred Stock represented by such certificate for purposes of conversion of such shares may be less than the number thereof on such certificate and (2) the Corporation may place a legend on the certificates for shares of Series B Convertible Preferred Stock which refers to or describes the provisions of this paragraph. The Corporation shall pay any tax arising in connection with any conversion of shares of Series B Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The number of shares of Common Stock to be issued upon each conversion of shares of Series B Convertible Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within two business days after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series B Convertible Preferred Stock being converted within two business days after a Conversion Notice has been received (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly undertakes in writing to correct all such defects.

               (4) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series B Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series B Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

               (6) If a holder shall have given a Conversion Notice for shares of Series B Convertible Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such Conversion Notice is received and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion as of the date of receipt, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Corporation, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series B Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by such holder as a result of such failure,
(2) the Conversion Percentage applicable to such conversion shall be reduced by three percentage points from the Conversion Percentage applicable to such conversion and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series B Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series B Convertible Preferred Stock thereafter in accordance herewith.

               (7) No fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of
(i) the arithmetic average of the Market Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share.

               (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 7(c), as follows:

               (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Market Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

                           C1  =  C  x    O  +  N
                                       -------------
                                       O  +  N  x  P
                                             -------
                                                M

         where

              C1   =    the adjusted Conversion Amount
              C    =    the current Conversion Amount
              O    =    the number of shares of Common Stock outstanding on the
                        record date.
              N    =    the number of additional shares of Common Stock
                        issuable pursuant to the exercise of such rights
                        or warrants.
              P    =    the offering price per share of the additional
                        shares (which amount shall include amounts received
                        by the Corporation in respect of the issuance and the
                        exercise of such rights or warrants).
              M    =    the Current Market Price per share of Common Stock
                        on the record date.

     Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

               (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph
     (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

                           C1  =  C  x    M
                                        -----
                                        M - F

         where

              C1   =    the adjusted Conversion Amount
              C    =    the current Conversion Amount
              M    =    the Current Market Price per share of Common Stock
                        on the record date mentioned below..
              F    =    the aggregate amount of such cash dividend and/or
                        the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

     Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series B Convertible Preferred Stock.

               (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

               (iv) If at any time as a result of an adjustment made pursuant to the fifth paragraph of this Section 7(c), the holder of any Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

               (9) Except as otherwise provided above in this Section 7, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

               (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series B Convertible Preferred Stock and the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 7, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series B Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

               (11) Whenever the Corporation shall propose to take any of the actions specified in Section 7(c)(5) or in subparagraphs (i) or (ii) of Section 7(c)(8) which would result in any adjustment in the Conversion Amount under this
Section 9(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

          (d) Mandatory Conversion. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series B Convertible Preferred Stock (including its obligations under the Registration Rights Agreements and the provisions of this Statement of Rights and Preferences) and so long as the Registration Statement shall be effective, on the date (the "Mandatory Conversion Date") which is three years after the Issuance Date all of the outstanding shares of Series B Convertible Preferred Stock shall be converted, in accordance with the provisions, and subject to the limitations, of this Section 7, into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. On the Mandatory Conversion Date all outstanding shares of Series B Convertible Preferred Stock (or such lesser number of shares of Series B Convertible Preferred Stock as are convertible into Common Stock on the Mandatory Conversion Date) shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 7 as if the conversion of such number of shares of Series B Convertible Preferred Stock were made by the holders thereof in accordance herewith without any further action on the part of the holders of such shares of Series B Convertible Preferred Stock. Upon receipt by the Corporation of certificates for shares of Series B Convertible Preferred Stock converted into shares of Common Stock in accordance with this Section 7(d), the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder (1) that number of shares of Common Stock as shall be issuable in respect of the conversion of the number of shares of Series B Convertible Preferred Stock converted, together with accrued and unpaid dividends thereon to the date of conversion and accrued and unpaid interest on dividends on such shares which are in arrears, into Common Stock as shall be determined in accordance herewith and (2) a new certificate for the balance of shares of Series B Convertible Preferred Stock, if any.

          Section 8. Redemption at Option of Holders.

          (a) Each holder of shares of Series B Convertible Preferred Stock shall be entitled, at such holder's option, by notice to the Corporation given within 20 days after the occurrence of an Optional Redemption Event, to require the Corporation to redeem all or a portion of such shares following the occurrence of an Optional Redemption Event.

     An Optional Redemption Event means any one of the following events:

               (1) For any period of five consecutive trading days there shall be no closing bid price of the Common Stock on any national securities exchange or the Nasdaq;

               (2) The Common Stock ceases to be listed for trading on the Nasdaq, the NYSE, the AMEX or the Nasdaq National Market for five consecutive trading days;

               (3) The inability for 30 or more days (whether or not consecutive) of any holder of shares of Series B Convertible Preferred Stock who is entitled to optional redemption rights under this Section 8 to sell such shares of Common Stock issued or issuable on conversion of shares of Series B Convertible Preferred Stock pursuant to the Registration Statement for any reason on each of such 30 days, other than for an Excluded Period as defined in the Registration Rights Agreement;

               (4) The Corporation shall fail or default in the timely performance of any material obligation to a holder of shares of Series B Convertible Preferred Stock under the terms of this Statement of Rights and Preferences or under the Registration Rights Agreement or any other agreements or documents entered into in connection with the issuance of shares of Series B Convertible Preferred Stock, as such instruments may be amended from time to time, provided such failure or default is not cured prior to the delivery of an Optional Redemption Notice;

               (5) Any consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the Nasdaq, the NYSE, the AMEX or the Nasdaq National Market; or

               (6) The taking of any action, including any amendment to the Corporation's Statement of Rights and Preferences, which materially and adversely affects the rights of any holder of shares of Series B Convertible Preferred Stock.

          (b) To exercise the optional redemption right, a holder of shares of Series B Convertible Preferred Stock shall deliver to the Corporation a notice of redemption (an "Optional Redemption Notice"), accompanied by the certificate for the shares of Series B Convertible Preferred Stock to be redeemed. Any Optional Redemption Notice shall state (1) that the holder delivering such notice is thereby requiring the Corporation to redeem shares of Series B Convertible Preferred Stock pursuant to this Section 8, (2) the Optional Redemption Event giving rise to such redemption, and (3) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed. In no event later than five business days following receipt of such notice by the Corporation, the Corporation shall make payment in immediately available funds of the Optional Redemption Price (as defined herein) applicable on the date of such redemption with respect to the shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in the Optional Redemption Notice. Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Convertible Preferred Stock which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed.

          (c) As used herein, "Optional Redemption Price" means the greater of
(i) the sum of (a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears through the date of redemption pursuant to this Section 8 (as provided in Section 2) plus (b) an amount equal to the product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times (y) the quotient (expressed as a percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the date of redemption pursuant to this Section 8 by (B) the Conversion Percentage in effect on the date of redemption pursuant to this Section 8, or (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to this Section 8, be issuable on conversion in accordance with Section 7(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the date of redemption pursuant to this Section 8 (determined without regard to any limitation on conversion contained in Section 7(a)) times (y) the arithmetic average of the Market Price (as defined in Section 7(b)) of the Common Stock for the five consecutive trading days ending one trading day prior to the date of redemption pursuant to this Section 8.

     Section 9. Voting Rights. Except as otherwise required by law or expressly provided herein, shares of Series B Convertible Preferred Stock shall not be entitled to vote on any matter.

     The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Convertible Preferred Stock (2) the waiver of any preference, right, privilege or power of the Series B Convertible Preferred Stock or any term or condition pertaining thereto, or (3) the creation and issuance of any Senior Dividend Stock, Senior Liquidation Stock, Parity Dividend Stock or Parity Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series B Convertible Preferred Stock except as otherwise required by law.

     Section 10. Outstanding Shares. For purposes of this Statement of Rights and Preferences, all shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the date of receipt by the Corporation of a Conversion Notice requesting that Series B Convertible Preferred Stock be converted into Common Stock, all shares of Series B Convertible Preferred Stock which are so converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary, and (iii) from the Share Limitation Redemption Date, Redemption Date or Optional Redemption Date, all shares of Series B Convertible Preferred Stock which are redeemed, so long as in each case the Share Limitation Redemption Price, the Redemption Price or the Optional Redemption Price, as the case may be, of such shares of Series B Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby.

     Section 11. Amendment Upon Conversion or Redemption of Outstanding Shares. When, as a result of the conversion or redemption of the Series B Convertible Preferred Stock no shares of Series B Convertible Preferred Stock remain outstanding, the Board of Directors may, at its discretion and without a vote of the shareholders of the Corporation, withdraw this designation in its entirety by providing for the filing of an applicable amendment or restatement of the Corporation's Restated Articles of Incorporation, and the Series B Convertible Preferred Stock designated hereby shall thereby return to the status of authorized but unissued and undesignated shares of Preferred Stock of the Corporation.

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